Archer Completes First Phase of Transactions To Acquire Control Of Hawthorne Airport Archer’s Midnight aircraft at Hawthorne Airport Hawthorne, CA - December 9, 2025 - Today, Archer Aviation (NYSE: ACHR) announced that it has now completed the first phase of its Hawthorne Airport transactions that includes the acquisition of the master lease from the City of Hawthorne and the associated subleases, giving it control of the real estate that makes up the airport. In early November, Archer signed a series of definitive agreements to acquire control of this one-of-a-kind Los Angeles aviation asset. Archer expects for the airport to serve as its operational hub for its planned L.A. air taxi network operations, including serving a key role in the LA28 Olympic & Paralympic Games. Furthermore, the airport is a profitable enterprise, which Archer believes has significant additional upside that has yet to be realized. The Hawthorne Airport is strategically located less than three miles from LAX, and is the closest airport to some of the city’s biggest attractions: SoFi Stadium, The Forum, Intuit Dome and Downtown L.A. Adam Goldstein, Archer’s Founder and Chief Executive Officer, said, “This is an important milestone as we look to build out the future of air taxis right here in LA. We are helping our great cities rethink and redefine transportation as we prepare for the next phase of modernization and growth in our country.” The airport is located in the heart of L.A., sits on an 80-acre site and includes approximately 190,000 square feet of terminal, office and hangar facilities. The historic Hawthorne Airport was built in the 1920s and once helped shape Southern California's aerospace legacy and is also known as Jack Northrop Field. Archer also plans to utilize the airport as an innovation testbed for the next-generation AI-powered aviation technologies that it is developing and planning to deploy with its airline and technology partners. This includes AI-powered air traffic and ground operations management, in addition to other key technologies. With this evolution, Archer expects it can significantly enhance the upside for the already-profitable Hawthorne enterprise. Subsequently, Archer plans to acquire the airport’s FBO and passenger terminal next year in the second phase of the transaction, giving Archer full control of the airport and its day-to-day operations. About Archer Archer is designing and developing the key enabling technologies and aircraft necessary to power the future of aviation. To learn more, visit www.archer.com. Source: Archer Text: ArcherIR Forward-Looking Statements This press release contains forward-looking statements regarding Archer’s future business plans, expectations, and opportunities. These statements include those regarding design and target specifications of its aircraft, the expansion of its planned lines of business and development of new business opportunities, such as operating Hawthorne Airport and using it as a testbed for next-generation AI-powered aviation technologies; revenue potential and anticipated benefits of its planned operations at Hawthorne Airport; and plans and anticipated benefits of acquisitions, strategic investments, and collaborations with third parties. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Archer’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K which is available on its investor relations website at investors.archer.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that Archer believes to be reasonable as of the date of this press release. Archer undertakes no obligation to update these statements as a result of new information or future events. Archer Media Contacts The Brand Amp - archer@thebrandamp.com Source: Archer Aviation Text: ArcherIR